Exhibit 99.1

MBIA Inc. Recommends Rejection of Unsolicited Note Tender Offer by Bank of America Corporation

ARMONK, N.Y.--(BUSINESS WIRE)--November 20, 2012--MBIA Inc. (the “Company” or “MBIA”) (NYSE: MBI) today announced that it recommends rejection of the unsolicited tender offer by Bank of America Corporation (“BOA”) on November 13, 2012 to purchase all of MBIA’s outstanding 5.70% Senior Notes due 2034 (the “Notes”). MBIA Inc. is the parent of MBIA Insurance Corporation (“MBIA Corp.”).

MBIA arrived at this position after considering all of the facts and circumstances surrounding BOA’s unsolicited note tender offer. In particular, MBIA believes that BOA’s tender offer is not in the best interest of the holders of our Notes because:

  As reflected in BOA’s own public statements, we believe the purpose of BOA’s tender offer is not to make an economic investment in MBIA Inc.'s debt securities, but rather to affect the outcome of MBIA Corp.'s RMBS-related put-back claims against BOA and obtain a preferential settlement of those claims and its other MBIA Corp. exposure. Such an outcome would be detrimental to all policyholders other than BOA; and, in combination with BOA’s stated intention that the consent solicitation amending the bond indentures fail, detrimental to all MBIA Inc. bondholders. MBIA is evaluating its legal options with respect to BOA’s tender offer, including whether it violates any applicable laws, and may take such actions as it believes are available to it and necessary to protect the interests of its insurance subsidiaries' policyholders and its security holders. There can be no assurance that MBIA will prevail in any such action if it commences an action or that MBIA will successfully contest BOA’s tender offer on these or other grounds.
  BOA has retained a right to terminate the tender offer under a number of specified circumstances, significantly reducing the likelihood that the transaction will be completed.

The announcements contained in this press release were made pursuant to MBIA’s obligations under Rule 14e-2 under the Securities Exchange Act of 1934.

Holders of our Notes with questions about the Notes, the Consent Solicitation, MBIA’s position with respect to the BOA tender offer or other matters should consult his or her financial advisor or MBIA’s Investor Relations Department at 914-765-3190.

About MBIA

MBIA Inc., headquartered in Armonk, New York is a holding company whose subsidiaries provide financial guarantee insurance, as well as related reinsurance, advisory and portfolio services, for the public and structured finance markets, and asset management advisory services. The Company services its clients around the globe with offices in New York, Denver, San Francisco, Paris, London, Madrid and Mexico City. Please visit MBIA's website at www.mbia.com.

Forward-Looking Statements

The information contained in this press release should be read in conjunction with our filings made with the Securities and Exchange Commission. This release includes statements that are not historical or current facts and are "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words "believe," "anticipate," "project," "plan," "expect," "intend," "will likely result," "looking forward" or "will continue," and similar expressions identify forward-looking statements. These statements are subject to certain risks and uncertainties that could affect BOA’s tender offer or the Company’s operations, including, among other risks and uncertainties, whether the Company will realize, or will be delayed in realizing, insurance loss recoveries expected in disputes with sellers/servicers of RMBS transactions at the levels recorded in its financial statements, the possibility that the Company will experience severe losses or liquidity needs due to increased deterioration in its insurance portfolios and in particular, due to the performance of CDOs including multi-sector, CMBS and CRE CDOs and RMBS, the failure to obtain regulatory approval to implement our risk reduction and liquidity strategies, the possibility that loss reserve estimates are not adequate to cover potential claims, the possibility that the Company's obligations will be accelerated if MBIA Corp. becomes subject to a rehabilitation or liquidation proceeding, the Company's ability to access capital and the Company's exposure to significant fluctuations in liquidity and asset values within the global credit markets, in particular in the ALM business, the Company's ability to fully implement its strategic plan, including its ability to achieve high stable ratings for National Public Finance Guarantee Corporation or any other insurance subsidiaries, and the Company's ability to commute certain of its insured exposures, including as a result of limited available liquidity, the Company's ability to favorably resolve litigation claims against the Company, and changes in general economic and competitive conditions. These and other factors that could affect the Company’s operations are discussed under the "Risk Factors" section in MBIA Inc.'s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which may be updated or amended in the Company's subsequent filings with the Securities and Exchange Commission. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only to their respective dates. The Company undertakes no obligation to publicly correct or update any forward-looking statement if it later becomes aware that such result is not likely to be achieved.

CONTACT:
MBIA Inc.
Media:
Kevin Brown, +1-914-765-3648
or
Investor Relations:
Greg Diamond, +1-914-765-3190
www.mbia.com